UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GEI GLOBAL ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	27-3429931
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6060 Covered Wagons Trail Flint, Michigan 48532
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share.

Item 1.  Description of Registrant’s Securities to be Registered.

COMMON STOCK

GEI Global Energy Corp. (the “Registrant”) hereby incorporates by reference the description of its common stock to be registered hereunder in the section captioned “Description of Securities” in the Registrant’s statement on Form S-1 (File No. 333-195827), as filed on May 9, 2014 (the Registration Statement).

The rights, preferences and privileges of holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Registrant’s Board of Directors.

Item 2.  Exhibits.

Exhibit Number	Description
3.1	Certificate of Incorporation filed on April 9, 2014 (incorporated herein by reference to the Registrant’s Quarterly Report on Form 10-Q as filed with the SEC on April 9, 2014).

99.1	Subscription Agreement incorporated herein by reference to the Form S-1 filed on May 9, 2014.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

YAPPN CORP.

Dated: May 29, 2014		/s/ K. Joel Berry
	By:	K. Joel Berry
Chief Financial Officer

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